SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : March 5, 2009
Commission File No. 000-49628

TELEPLUS WORLD, CORP.

 (Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

4960 NW 165th Street, Unit B24, Miami Lakes, Fl 33014

(Address of principal executive offices)

(305) 624-5714

(Issuer  telephone number)

(Former Name and Address)

ITEM 1.03                            Bankruptcy or Receivership

On March 5, 2009, the Company filed a voluntary petition for relief under the provisions of Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of Florida.  The Company intends to continue maintaining normal operations during this period.

ITEM 2.04.                            Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

On March 4, 2009, the Company received a notice of default from the former shareholders (“Vendors”) of Teleplus Connect Corp., an Ontario Canada corporation (“Teleplus Connect”), in connection with and pursuant to the Share Purchase Agreement dated as of March 28, 2005, by and among the Company, Teleplus Connect and the Vendors for failure to pay amounts due to the Vendors under said Share Purchase Agreement.  The notice of default and the filing of the Chapter 11 Petition described in Item 1.03 above constitute or may constitute an even of default or otherwise trigger or may trigger repayment and other obligations, rights and remedies under certain instrument and agreements relating to direct financial obligations of the Company (the “Debt Documents”).  As a result of such an event of default or triggering event, all obligations under the Debt Documents by the terms of the Debt Documents, have or may become due and payable.  The Company believes that any efforts to enforce such payment obligations and other obligations, rights and remedies against the Company under the Debt Documents are stayed as a result of the filing of the Chapter 11 Petition in the Bankruptcy Court. The material Debt Documents and the approximate principal amount of debt currently outstanding thereunder, are as follows:

Selling Shareholders (“Vendors”) of Teleplus Connect Corp.

The Share Purchase Agreement by and among the Company, Teleplus Connect Corp., an Ontario Canada corporation, and the shareholders (the “Vendors”) of Teleplus Connect Corp., dated as of March 28, 2005.  As of February 28, 2009, the aggregate outstanding balance (principal and interest) owed to the Vendors was $1,740,000 Canadian dollars ($1,498,391 USD).

YA Global Investments, L.P. (formally Cornell Capital Partners LP)

The Company’s convertible debenture dated July 3, 2007, in the original principal amount of $3,000,000 issued to YA Global Investments, L.P. (formally Cornell Capital Partners LP) (“YA”) due July 3, 2010, which has an outstanding balance (principal plus interest) of approximately $1,807,616 as of February 28, 2009.

The Company’s convertible debenture dated July 28, 2006, in the original principal amount of $3,000,000 issued to YA due July 28 2009, which has an outstanding balance (principal plus interest) of approximately $3,778,356 as of February 28, 2009.

The Company’s convertible debentures dated on or about December 12, 2005, in the original principal amounts of $5,850,000 and $3,375,000, respectively, issued to YA due December 12, 2008, which have an aggregate outstanding balance (principal and interest) of approximately $8,400,617 as of February 28, 2009.

As of February 28, 2009, the aggregate outstanding balance (principal and interest) owed to YA under the debentures described above was $13,986,589.

EXHIBITS:

EXHIBIT 17 PETITION FOR RELIEF UNDER CHAPTER 11

Signatures

Pursuant  to  the  requirement  of  the  Securities  Exchange  Act  of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

TelePlus World, Corp.

March 5, 2009	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

March 5, 2009	/s/ Cris Neely
Cris Neely
Chief Financial Officer

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
99.1	Petition for relief under Chapter 11